UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01. - Entry into a Material Definitive Agreement.

Section 5 - Corporate Governance and Management.

Item 5.02(b) and (c) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2006, Jon F. Weber resigned as President of our general partner, American Property Investors, Inc., or API. Mr. Weber’s resignation comes in connection with his recent announcement to resign, in order to pursue other opportunities, from his various positions at companies affiliated with Carl C. Icahn, the beneficial owner of approximately 86.5% and 90.0% of our outstanding preferred units and depositary units, respectively, and the Chairman of API’s Board of Directors. Mr. Weber’s resignation as President of API was not a result of any disagreement with API or API’s Board of Directors.

Also on December 27, 2006, the Board of Directors of API appointed Peter K. Shea as President of API. Since December 1, 2006, Mr. Shea, 55, has been head of portfolio company operations at American Real Estate Holdings Limited Partnership, of which we are the 99% limited partner and API is the 1% general partner. Since December 27, 2006, Mr. Shea has also served as a director of XO Holdings, Inc., a publicly traded telecommunications services provider controlled by Mr. Icahn. Since December 21, 2006, Mr. Shea has served as a director of American Railcar Industries, Inc., a publicly traded company of which Mr. Icahn is the principal beneficial stockholder and chairman of the board of directors and which is primarily engaged in the business of manufacturing covered hopper and tank railcars. Since December 20, 2006, Mr. Shea has served as a director of WestPoint International Inc., our majority-owned subsidiary engaged in the home textile business. Since November 2006, Mr. Shea has been a director of Viskase Companies, Inc., a publicly traded producer of cellulose and plastic casings used in preparing and packaging meat products, in which Mr. Icahn has a controlling interest through the ownership of securities. From 2002 to November 2006, Mr. Shea was an independent consultant to various companies and an advisor to private equity firms. From 1997 to 2001, he was a Managing Director of H.J. Heinz Company, a manufacturer and marketer of a broad line of food products across the globe, in Europe. Mr. Shea has an MBA from the University of Southern California and a BBA from Iona College.

Pursuant to an employment agreement with American Real Estate Holdings Limited Partnership, Mr. Shea receives an annual base salary of $450,000 and is eligible for a discretionary bonus, to be determined by the Board of Directors of API, of up to 50% of his base salary. The employment agreement has a two year term, ending December 31, 2008, and may be terminated by Mr. Shea at any time upon 30 days’ prior written notice or by us at any time. If Mr. Shea’s employment is terminated by us without cause, Mr. Shea will be entitled to receive (1) any amount of base salary previously earned through the date of termination and unpaid and (2) a lump sum payment in the amount of $225,000. The employment agreement also contains non-disclosure, non-compete and non-solicitation provisions.

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A copy of the employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the agreement.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated December 1, 2006, between American Real Estate Holdings Limited Partnership and Peter Shea.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By:	American Property Investors, Inc.
General Partner

By:	/s/ Hillel Moerman
Hillel Moerman
Chief Financial Officer

Date: December 28, 2006

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